Exhibit 10.11
AMENDMENT NO. 2 TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
This Amendment No. 2 (this “Amendment”), dated as of June 18, 2020, to Credit Agreement (as defined below) is entered into by and among CHENIERE ENERGY, INC., a Delaware corporation (“Borrower”), SOCIÉTÉ GÉNÉRALE, as administrative agent under the Credit Agreement (“Administrative Agent”), SOCIÉTÉ GÉNÉRALE, as collateral agent with respect ot he Credit Agreement ("Collateral Agent") and the Requisite Lenders party hereto.
RECITALS
A.    Reference is made to the Amended and Restated Revolving Credit Agreement, dated as of December 13, 2018, as amended by that certain Amendment, dated as of September 27, 2019, by and among Borrower, Administrative Agent and the various Lenders and Issuing Banks party thereto (as amended pursuant hereto, and as otherwise amended, restated, supplemented or otherwise modified from time to time and including all schedules and exhibits thereto, the “Credit Agreement”).
B.    Section 9.5(a) of the Credit Agreement permits certain terms of the Credit Agreement to be amended with the consent of the Borrower, Administrative Agent and the Requisite Lenders.
C.    Borrower and Administrative Agent (acting with the consent of the Requisite Lenders) desire to enter into this Amendment to amend the Credit Agreement as set forth herein.
AGREEMENTS
In consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Administrative Agent (acting with the consent of the Requisite Lenders) hereby agree as follows:
SECTION 1.Defined Terms. Except as otherwise expressly provided herein, capitalized terms used herein (including in the recitals and preamble hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in subsection 1.3 of the Credit Agreement also apply to this Amendment mutatis mutandis.
SECTION 2.Amendment to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3, the Credit Agreement is hereby amended as of the date hereof as follows:
(a)Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:
“EIG NPA” means that certain Amended and Restated Note Purchase Agreement, dated as of March 1, 2015, entered into by CCH HoldCo II, the Bank of New York Mellon, EIG Management LLC and the noteholders party thereto.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of June 18, 2020, by and among the Administrative Agent, the Term Loan Administrative Agent, the Collateral and Intercreditor Agent (as defined therein) and each other First Lien Debt Representative (as defined therein) party thereto from time to time.
“Permitted Term Loan Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, repurchase or retire (collectively, to “Refinance”) Indebtedness outstanding under the Term Loan Credit Agreement; provided, that (i) the principal amount of such Permitted Term Loan Refinancing Indebtedness does not exceed the principal amount of the loans plus remaining undrawn commitments under the Term Loan Credit Agreement so Refinanced (plus unpaid accrued interest and premium, if any, thereon and underwriting discounts, fees, commissions and expenses) and (ii) the weighted average life to maturity of such Permitted Term Loan Refinancing Indebtedness is greater than or equal to the weighted average life to maturity of the loans so Refinanced.
“Refinance” as defined in the definition of “Permitted Term Loan Refinancing Indebtedness.
“Term Loan Administrative Agent” means, from time to time, the administrative agent under the Term Loan Credit Agreement.
“Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of June 18, 2020, by and among Borrower, the lenders party thereto from time to time, Société Générale, as Term Loan Administrative Agent, and the other agents and arrangers party thereto from time to time.
(b)Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Equity Interests” contained therein and replacing it as follows:
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing (but excluding any debt security that is convertible into, or exchangeable for, any of the foregoing).
(c)Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Excluded Subsidiary” contained therein and replacing it as follows:
“Excluded Subsidiary” means (i) each Subsidiary of Borrower set forth on Schedule I, (ii) any Subsidiary of Borrower that is a (A) not-for-profit entity or (B) Immaterial Subsidiary and (iii) any other Subsidiary of Borrower, the Equity Interests in which are not required to be pledged pursuant to the Pledge and Security Agreement; provided that CCH Holdco II shall cease to be an Excluded Subsidiary upon the prepayment in full of all outstanding obligations under the EIG NPA solely to the extent, and so long as, the Equity Interests in CCH Holdco II that are owned by Borrower are pledged to holders of other secured Indebtedness of Borrower.
(d)Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Financing Document” contained therein and replacing it as follows:

“Financing Document” means any of this Agreement, the Notes, if any, the Security Documents, the Intercreditor Agreement, any Issuer Documents, the Fee Letters, the Collateral Agency Appointment Agreement and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of Borrower for the benefit of any Agent, any Issuing Bank or any Lender in connection herewith on or after the date hereof.
(e)Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Lender” contained therein and replacing it as follows:
“Lender” means each bank, financial institution or institutional lender listed on the signature pages hereto as a Lender, any other Person that becomes a party hereto pursuant to an Assignment Agreement and any Additional Commitment Lender.
(f)Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Restricted Payment” contained therein and replacing it as follows:
“Restricted Payment” means any dividend or other distribution by Borrower (in cash, Property of Borrower, securities, obligations, or other property) on, or other dividends or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by Borrower of, any portion of any Equity Interest in Borrower. Notwithstanding the foregoing, none of the following shall constitute Restricted Payments for purposes of this Agreement: (a) dividends or distributions in the form of Equity Interests in Borrower and Cash payments by Borrower to holders of Common Equity of Borrower in lieu of the issuance of fractional shares of such Common Equity; (b) purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Equity Interests of Borrower deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof; (c) any dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; (d) any Restricted Payment required by the terms of an agreement in effect on the Closing Date; and (e) the payment of any premium on, and the payment of other amounts and/or delivery of any Equity Interest due upon exercise and settlement or termination of, any bond hedge, capped call or similar option transaction, in each case, entered into in connection with the issuance of any debt security that is convertible into, or exchangeable for, Equity Interests.
(g)Section 2.11 of the Credit Agreement is hereby amended by adding a new clause (e) thereto as follows:
“(e)    Intercreditor. Notwithstanding anything to the contrary in this Agreement, to the extent amounts required to be applied to mandatorily prepay any Obligations and/or cash collateralize Letters of Credit pursuant to the terms of this Section 2.11 also are required to be applied to mandatorily prepay obligations outstanding under the Term Loan Credit Agreement, such amounts shall be applied pro rata between the applicable Obligations and cash collateral requirements under this Agreement, on the one hand, and the applicable obligations outstanding under the Term Loan Credit Agreement, on the other, in accordance with and subject to the terms of the Intercreditor Agreement.”
(h)Section 5.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“5.5    Insurance.    Borrower will maintain or cause to be maintained, with insurers believed to be financially sound and reputable, such insurance as may customarily be carried or maintained under similar circumstances by Persons engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall name Collateral Agent, for the benefit of the Secured Parties, as an additional insured thereunder as its interests may appear, which, for the avoidance of doubt, shall apply to those policies with respect to which the addition of the Collateral Agent as an additional insured is appropriate, which, as of the date hereof, are Borrower’s commercial general liability policies and operating property policies.”
(i)Section 6.1 of the Credit Agreement is hereby amended by removing the “and” from the end of clause (o) thereof, replacing the period at the end of clause (p) thereof with “; and” and adding a new clause (q) at the end thereof as follows:
“(q)        Indebtedness incurred under the Term Loan Credit Agreement not to exceed $2,750,000,000 at any one time outstanding and any Permitted Term Loan Refinancing Indebtedness; provided that such Indebtedness shall be subject to the Intercreditor Agreement to the extent secured on a pari passu basis with the Obligations under this Agreement.”
(j)Section 6.2 of the Credit Agreement is hereby amended by removing the “and” from the end of clause (r) thereof, adding “and” to the end of clause (s) thereof and adding a new clause (t) at the end thereof as follows:
“(t)        Liens securing Indebtedness incurred pursuant to Section 6.1(q); provided that Liens securing Permitted Term Loan Refinancing Indebtedness shall only be permitted until all term loans outstanding under the Term Loan Credit Agreement have been repaid or prepaid and all commitments terminated thereunder.”
(k)Section 6 of the Credit Agreement is hereby amended by adding a new Subsection 6.12 at the end thereof, as follows:
“6.12    Term Loan Credit Agreement. Borrower shall not amend or otherwise modify the Term Loan Credit Agreement in a manner that would shorten the final maturity date of any Indebtedness incurred thereunder to a date that is earlier than December 13, 2022, which is the Final Maturity Date under this Agreement as of the date of Amendment No. 2 hereto, dated as of June 18, 2020, by and among Borrower, Société Générale, as Administrative Agent, Société Générale, as Collateral Agent, and the Requisite Lenders party thereto.”
(l)Section 8 of the Credit Agreement is hereby amended by adding a new Subsection 8.11 at the end thereof, as follows:
“8.11    Intercreditor Agreement.    Each Lender and Issuing Bank hereby authorizes the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement and any arrangement or supplement thereto permitted under this Agreement without any further consent by any Lender or Issuing Bank and such Intercreditor Agreement shall be binding upon the Lenders and the Issuing Banks.”

SECTION 3.Conditions of Effectiveness. This Amendment shall become effective on the date the following conditions have been satisfied (the first date on which such conditions have been satisfied, the “Amendment Effective Date”):
(a)Administrative Agent shall have received counterparts of this Amendment duly executed by each of the Borrower, Administrative Agent, and Lenders constituting the Requisite Lenders;
(b)the Term Loan Credit Agreement (as defined in Section 2(a) above) shall have been entered into by the parties thereto; and
(c)the Intercreditor Agreement (as defined in Section 2(a) above) shall have been entered into by the parties thereto.
SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants as of the Amendment Effective Date as follows:
(a)This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and subject to the effects of general principles of equity (regardless whether considered in a proceeding in equity or at law).
(b)After giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects) as of such earlier date.
SECTION 5.Effect on Credit Agreement.
(a)Except as specifically amended hereby, all of the terms and conditions of the Credit Agreement are unaffected and shall continue to be in full force and effect and shall be binding on the parties hereto in accordance with their respective terms, except as expressly superseded by this Amendment. This Amendment does not, except as explicitly set forth herein, constitute a waiver of compliance with, or modification or amendment of, any other term or condition under the Credit Agreement.
(b)This Amendment is a “Financing Document” and shall constitute an amendment of the Credit Agreement made under and in accordance with the terms of Section 9.5 of the Credit Agreement.
SECTION 6.Governing Law. Section 9.14 of the Credit Agreement is hereby incorporated by reference into this Amendment and shall apply hereto, mutatis mutandis, as if fully set forth herein.

SECTION 7.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic means (including “.pdf” or “.tif” format) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be executed by their respective duly authorized officers as of the date first written above.

BORROWER:

CHENIERE ENERGY, INC.

By:	/s/ Lisa C. Cohen
Name: Lisa C. Cohen
Title: Vice President and Treasurer

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent

By:	/s/ Ellen Turkel
Name: Ellen Turkel
Title: Director

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement